UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
  300 Professional Drive,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment to the Amended and Restated Stock Incentive Plan
On May 23, 2024, Emergent BioSolutions Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment (the "Amendment") to the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan (as amended, the “Incentive Plan”) to increase the number of shares of the Company’s common stock reserved for issuance under the Incentive Plan by 2,100,000 shares. The Amendment also removes the fungible ratio to provide that full value awards (including awards of restricted stock, restricted stock units, other stock unit awards and performance awards) that are granted on or subsequent to May 23, 2024 will deplete the applicable share reserve by one share for each share of common stock subject to the award. As a result of this change, full value awards and stock options will be counted in the same manner when issued or forfeited.

The Board of Directors previously adopted the Amendment on March 27, 2024, subject to stockholder approval.
The foregoing description of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, which is filed as Exhibit 10.1 hereto and is incorporated by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
As noted above, the Annual Meeting was held on May 23, 2024. A total of 37,779,679 shares of the Company’s common stock were present or represented by proxy, which represented approximately 72% of the Company’s 52,390,764 shares of common stock that were outstanding and entitled to vote at the Annual Meeting as of the record date of March 26, 2024. Stockholders considered the four proposals outlined below, each of which is described in more detail in the Company's definitive proxy statement on Schedule 14A related to the Annual Meeting, which was filed with the United States Securities and Exchange Commission on April 11, 2024.
Proposal 1. To elect three Class III directors to hold office for a term expiring at our 2027 annual meeting of stockholders, each to serve until their respective successors are duly elected and qualified. All director nominees were elected and qualified. The voting results were as follows:

Director Nominee	For	Withhold	Broker Non-Votes
Donald DeGolyer	23,613,429	906,655	13,259,108
Neal Fowler	23,476,806	1,043,278	13,259,108
Marvin White	15,374,307	9,145,777	13,259,108
Proposal 2. To ratify the appointment by the Audit and Finance Committee of the Company's Board of Directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024. Proposal 2 was approved. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
36,285,391	1,370,317	123,484	—
Proposal 3. To approve, on an advisory basis, the 2023 compensation of the Company's named executive officers. Proposal 3 was approved. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
23,648,074	693,485	178,525	13,259,108
Proposal 4. To approve the Amendment to the Incentive Plan, as described above. Proposal 4 was approved. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
19,209,834	5,137,504	172,746	13,259,108

Item 7.01 Regulation FD Disclosure.
On May 23, 2024, Company management delivered a presentation at the Annual Meeting. A copy of the presentation is furnished as Exhibit 99.1 hereto.
The information contained in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing, under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan
99.1	Annual Meeting Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: May 29, 2024	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer